SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C.  20549

                                 Form 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported) February 24, 1995
                            (February 10, 1995)

                         Seneca Foods Corporation
          (Exact name of registrant as specified in its charter)

      New York                            0-1989           16-0733425
     (State or other jurisdiction of (Commission    (I. R. S. Employer
     incorporation or organization) File Number)   Identification No.)

    1162 Pittsford-Victor Road, Pittsford, New York              14534
(Address of principal executive offices)                         (Zip Code)


  Registrant's telephone number, including area code        716/385-9500


                              Not Applicable
            Former name, former address and former fiscal year,
                       if changed since last report
                                 Form 8-K

                         Seneca Foods Corporation


Item 2. Acquisition or Disposition of Assets

As previously announced on December 8, 1994, on February 10, 1995 Seneca Foods Corporation ("Registrant") acquired certain assets of the Green Giant division of The Pillsbury Company, a subsidiary of Grand Metropolitan Incorporated (referred to as "Pillsbury"). Under an Alliance Agreement concurrently executed by the Registrant, Pillsbury and Grand Metropolitian Incorporated, Pillsbury will continue to be responsible for all of the sales, marketing and customer service functions for the Green Giantr brand, while the Registrant will handle vegetable processing and canning operations. Pillsbury continues to own all the trademark rights to the Green Giantr brand and its proprietary seed varieties. The assets acquired include certain raw material and supplies inventory and six manufacturing facilities located in the Midwest and Northwest. The purchase price was based on the book value of the assets acquired. The purchase price of $87,025,000 was funded by a subordinated note issued by the Registrant for $73,025,000 and the balance is being settled on March 10, 1995 and will be funded out of working capital. The purchase price is subject to adjustment to reflect the book value of the assets transferred as of January 31, 1995. . The agreements related to this acquisition are included with this submission as exhibits.

In conjunction with this acquisition, the Registrant has entered into a revolving credit facility for up to $150,000,000 from a syndicate of eleven banks organized by Chase Mahattan Bank, to provide the borrowing capability needed for the acquisition and the Registrant's existing business. In addition, the Registrant issued two new senior debt notes. The first is a $75,000,000 unsecured note issued to The Prudential Insurance Company of America, with repayment due beginning in March 1998, a final maturity date of February 2005, and an interest rate of 10.78%. The second is a $50,000,000 unsecured note issued to the John Hancock Mutual Life Insurance Company, with repayment due beginning March 2001, a final maturity of January 2009, and an interest rate of 10.81%. The proceeds of these two notes will be used to finance the following: 1)capital expenditures of $50,000,000 related to the Alliance Agreement with Pillsbury; 2)repayment of two notes due an insurance company, one repaid in July 1994 for $13,800,000, the other repaid when the new debt was issued for $26,600,000;
3)three small acquisitions made over the last fifteen months totaling $15,589,000; and 4)the balance, $19,011,000, for capital expenditures made over the last three years.

The agreements related to the long-term debt above are not yet available. The closing related to these documents was February 23. These agreements will be filed with the Registrant's next periodic report.

Item 7. Financial Statements and Exhibits

   Financial Statements

The Registrant believes that what was purchased does not constitute a business for purposes of Article 11 of Regulation S-X. Pillsbury retained the market distribution system, the sales force, the customer base, the operating rights related to the proprietary seed, and the trade names. The Registrant acquired some of the physical facilities (others were closed), some of the employee base, and the production techniques. The Registrant believes the Statement of Income for the Green Giant Division of Pillsbury does not accurately reflect the income and operations of the acquired assets, because it relects revenue and promotion amounts that relate to sales by Pillsbury to its industrywide customers, whereas the Registant's sales will be to the Green Giant Division. Accordingly, the Pro Forma financial statements are not based on historical data, but the estimated results based on the financial terms of the Alliance Agreement.

   Pro Forma Financial Information

The pro forma financial information required by Article 11 of Regulation S-X follows:

                                        Item 7(b)
                               SENECA FOODS CORPORATION AND
                                       SUBSIDIARIES
                                 PRO FORMA CONSOLIDATED
                                CONDENSED BALANCE SHEETS
                                     OCTOBER 29, 1994
                                        (Unaudited)
                                 (In Thousands of Dollars)

                                  Consolidated    Pro Forma      Pro Forma
                                   Historical   Adjustments      Balance
                                   __________   ___________      _________
ASSETS
Current Assets:
Cash and Short Term Invest.            $2,514                        $2,514
Accounts Receivable, Net               35,274       10,854 (a)       46,128
Inventories                           142,771      199,000 (a)      341,771
Off Season Reserve                    (16,181)      (2,700)(a)      (18,881)
Deferred Tax Asset , Net                1,194                         1,194
Other Current Assets                    2,425        (664) (b)        1,761
Total Current Assets                  167,997      206,490          374,487
Prop., Plant and Eq., Net              79,877       73,025 (a)      152,902
Common Stock of Moog Inc.               6,483                         6,483
Other Assets                              191                           191
                                     ________     ________         ________
                                     $254,548     $279,515         $534,063
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Notes Payable                         $38,700      $80,355 (c)      119,055
Accounts Payable                       42,970       20,000 (a)       62,970
Accrued Expenses                       18,223        8,000 (a)       26,223
Income Taxes
Current Portion of Long Term Debt
  and Capital Lease Obligation          6,233        (540) (a)        5,693
                                      _______      _______          _______
Total Current Liabilities             106,126      107,815          213,941
Long Term Debt                         50,576      169,570 (a)      220,146
Capital Lease Obligations                 832                           832
Deferred Income Taxes                  10,741        1,000           11,741
Stockholder's Equity:
Preferred Stock                            70                            70
Common Stock                            1,880                         1,880
Net Unrealized Gain                       255                           255
Retained Earnings                      84,068        1,130 (a)       85,198
                                      _______      _______         ________
Stockholders' Equity                   86,273        1,130           87,403
                                     ________     ________         ________
                                     $254,548     $279,515         $534,063
                                     ========     ========         ========

[FN]
 The accompanying notes are an integral part of these unaudited
 Pro Forma Condensed Financial Statements.

                      SENECA FOODS CORPORATION, AND SUBSIDIARIES
                        PRO FORMA CONDENSED STATEMENT OF INCOME
                           THREE MONTHS ENDED OCTOBER 29, 1994
                                       (Unaudited)
                            (In thousands, except share data)

                                   Consolidated    Pro Forma      Pro Forma
                                    Historical   Adjustments      Balance
                                    __________   ___________      _________
Net Sales                             $88,827      $70,555 (a)     $159,382

Costs and Expenses:
Cost of Product Sold                   77,982       63,210 (a)      141,192
Selling and Administrative              8,240              (a)        8,240
Interest Expense                        1,441        5,550 (a)        6,991
                                      _______      _______         ________
  Total Costs and Expenses             87,663       68,761          156,424

Income Before Income Taxes and          1,164        1,794 (a)        2,958
Extraordinary Item

Income Taxes                              431          664 (a)        1,095
                                       ______       ______         ________
Earnings from Continued Operations
  less Appl. Income Taxes                $733       $1,130           $1,863
                                       ======       ======         ========

Net Earnings Applicable to Common Stock  $727       $1,130           $1,857
                                       ======       ======         ========
Earnings from Continuing
  Operations Per Share                  $0.26        $0.40            $0.66
                                       ======       ======         ========
Weighted Average Common Shares
  Outstanding                       2,796,555    2,796,555        2,796,555
                                    =========    =========        =========

[FN]
 The accompanying notes are an integral part of these unaudited
 Pro Forma Condensed Financial Statements.

                     SENECA FOODS CORPORATION, AND SUBSIDIARIES
                      PRO FORMA CONDENSED STATEMENT OF INCOME
                         TWELVE MONTHS ENDED JULY 31, 1994
                                     (Unaudited)
                         (In thousands, except share data)

                                  Consolidated    Pro Forma      Pro Forma
                                   Historical   Adjustments      Balance
                                   __________   ___________      _________
Net Sales                            $290,185     $282,220 (a)     $572,405

Costs and Expenses:

Cost of Product Sold                  247,158      252,842 (a)      500,000
Selling and Administrative             28,824              (a)       28,824
Interest Expense                        6,046       22,201 (a)       28,247
                                     ________     ________         ________
  Total Costs and Expenses            282,028      275,043          557,071

Income Before Income Taxes and          8,157        7,178 (a)       15,335
Extraordinary Item

Income Taxes                            2,816        2,478 (a)        5,294
                                     ________     ________         ________
Earnings from Continued Op.            $5,341       $4,700          $10,041
                                     ========     ========         ========
Net Earnings- Common Stock             $5,318       $4,700          $10,018
                                     ========     ========         ========
Earnings Per Share                      $1.84        $1.62            $3.47
                                     ========     ========         ========
Wtd Ave. Common Shares O/S          2,898,863    2,898,863        2,898,863
                                    =========    =========        =========

[FN]
 The accompanying notes are an integral part of these unaudited
 Pro Forma Condensed Financial Statements.


                      SENECA FOODS CORPORATION AND SUBSIDIARIES
                 NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


   October 29, 1994 Statements (Last previous fiscal quarter):

 (a) The Pro Forma adjustments referenced as (a) reflect the addition of the assets and liabilities and related income and expense accounts as if the Alliance
     Agreement with of the Green Giant Division of Pillsbury was in effect from the beginning of the period.

 (b) The Pro Forma adjustment referenced as (b) reflect the the estimated federal and state income tax effect of aforementioned acquisition.

 (c) The Pro Forma adjustments referenced as (c) reflect the source of the funds used by the aforementioned purchases.

July 31, 1994 Statements (Last previous year end):

     The Pro Forma adjustments reflect the addition of the July 31, 1994 assets and liabilities and related income and expense accounts as if the Alliance
     Agreement with the Green Giant Division of
     Pillsbury was in effect from the beginning of the period.


   Exhibits

The Asset Purchase Agreement, the Alliance Agreement, and the Secured Nonrecourse Subordinated Promissory Note related to the transaction with the Green Giant Division of Pillsbury are attached hereto as Exhibits 2(A), 2(B), 2(C), respectively. The Registrant has requested confidental treatment of certain portions of the Alliance Agreement.

Item 8. Change in Fiscal Year

In conjunction with the acquisition of the Green Giant facilities, the Registrant determined on February 10 that March 31 is a more appropriate year end for the Registrant rather than the current year end of July 31. The July year end falls in the middle of the pack season for certain commodities. A transition Form 10-K will be filed within 90 days of the Registrant's new fiscal year end (March 31).

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Seneca Foods Corporation
                                              (Registrant)

                                        /s/Kraig H. Kayser
February 24, 1995                       Kraig H. Kayser
                                        President and
                                        Chief Executive Officer